UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry Into a Material Definitive Agreement.

On March 26, 2021, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into a sublease (the “New Sublease”) with Weichert Workforce Mobility, Inc., as successor in interest to The MI Group, Inc. (the “Sublessor”), for 13,322 square feet of space located at 25821 Industrial Boulevard, Suites 350 & 400, Hayward, California (the “New Premises”).

The term of the New Sublease is for a period of 27 months, with a scheduled commencement date of April 1, 2021. The total monthly base rent under the New Sublease for the New Premises will be $17,318.60. The Sublessor agreed to abate the Company’s base rent obligation for the first month of the New Sublease term. In addition to its monthly base rent obligation, the Company is obligated to pay the Sublessor as additional rent its proportionate share of triple net operating expenses of the New Premises, including real property taxes. In connection with the New Sublease, the Company delivered to the Sublessor an irrevocable letter of credit for $70,000 as security for the Company’s performance of its obligations under the New Sublease.

The foregoing summary of the New Sublease does not purport to be complete and is qualified in its entirety by reference to the New Sublease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Item 1.02         Termination of a Material Definitive Agreement.

In connection with the New Sublease, on March 26, 2021, the Company entered into a Lease Termination Agreement (the “Lease Termination”) with Metropolitan Life Insurance Company to terminate its existing lease for the premises located at 301 – 351 Galveston Drive, Redwood City, California (the “Existing Premises”) on April 30, 2021. The Lease Termination will not become effective unless and until the master landlord of the New Premises executes and delivers its consent to the New Sublease. Following the Lease Termination becoming effective, the existing letter of credit for $150,000 securing the Company’s performance of its obligations under the existing lease will be released.

On March 26, 2021, the Company also entered into a Sublease Termination Agreement, dated March 24, 2021 (the “Sublease Termination”), with Genomic Health, Inc. (“Genomic”) to terminate Genomic’s existing sublease from the Company for certain premises located at 301-351 Galveston Drive, Redwood City, California on April 30, 2021. The Sublease Termination will not become effective unless and until the master landlord of the New Premises executes and delivers its consent to the New Sublease.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2021	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer